CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

T.K. SPARKS

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: November 13, 2024 05:00 PM Pacific Time

Incorporation Number: **BC1444838**

Recognition Date and Time: *Incorporated on October 17, 2023 09:19 AM Pacific Time*

NOTICE OF ARTICLES

Name of Company:

DAMON INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
1800 - 510 WEST GEORGIA STREET
VANCOUVER BC V6B 0M3
CANADA

Delivery Address:
1800 - 510 WEST GEORGIA STREET
VANCOUVER BC V6B 0M3
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
1800 - 510 WEST GEORGIA STREET
VANCOUVER BC V6B 0M3
CANADA

Delivery Address:
1800 - 510 WEST GEORGIA STREET
VANCOUVER BC V6B 0M3
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Ali, Nadir

Mailing Address:	**Delivery Address:**
2479 E BAYSHORE ROAD, SUITE 195 PALO ALTO CA 94303 UNITED STATES	2479 E BAYSHORE ROAD, SUITE 195 PALO ALTO CA 94303 UNITED STATES

RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

November 12, 2024

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value With Special Rights or Restrictions attached
2.	No Maximum	Multiple Voting Shares	Without Par Value With Special Rights or Restrictions attached